Exhibit 99.1

PRESS RELEASE WILLIAMS-SONOMA, INC. 3250 Van Ness Avenue San Francisco, CA 94109	CONTACT: Sharon L. McCollam Executive Vice President, COO and CFO (415) 616-8775

Stephen C. Nelson Director, Investor Relations (415) 616-8754

Kim Khalvati Investor Relations Administration (415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces Fourth Quarter and Fiscal Year 2008 Results and

Provides Financial Guidance for Fiscal Year 2009

San Francisco, CA, March 24, 2009 — Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the 13-week fourth quarter (“Q4 08”) and the 52-week fiscal year ended February 1, 2009 (“FY 08”), as compared to the 14-week fourth quarter (“Q4 07”) and the 53-week fiscal year ended February 3, 2008 (“FY 07”).

Q4 08 RESULTS

Net revenues in Q4 08 decreased 26.7% to $1.008 billion versus $1.374 billion in Q4 07. On a comparable 13-week to 13-week basis, net revenues decreased 22.2%, including a comparable store sales decrease of 22.3%.

Diluted earnings per share (“EPS”) in Q4 08 on a GAAP and non-GAAP basis are reconciled in the table below:

Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes 4 through 6)

	Q4 08 ACT	Q4 08 GUID	Q4 07 ACT	% YOY <Decrease>
GAAP Diluted EPS	$0.12	-	$1.15	<89.6%>
Impact of Asset Impairment Charge for Underperforming Retail Stores (Note 4)	$0.12	-	-	-
Subtotal of Operational Earnings Before Infrastructure Cost Reduction Program Charges*	$0.23	$0.10 - $0.30	$1.15	<80.0%>
Impact of Severance and Lease Termination Costs Associated with our Infrastructure Cost Reduction Program (Note 5)	$0.08	$0.08 - $0.09	-	-
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 6)*	$0.31	$0.18 - $0.39	$1.15	<73.0%>

*	Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

Howard Lester, Chairman and Chief Executive Officer, commented, “While the fourth quarter ended better than we expected due to increased promotional activity and tight expense controls, the retail environment overall was very weak. But despite the top-line challenges, we made significant progress against several key initiatives that left us well-positioned as we entered 2009. These initiatives include: (1) successfully amending our unsecured credit agreements early in the quarter and ending the quarter with significant cushion in the covenants; (2) aggressively reducing year-end inventory levels by a better than expected $121 million or 17% – which contributed to a year-end cash balance of $149 million; (3) fully rolling out an infrastructure cost reduction program that will deliver approximately $75 million of expense savings in fiscal year 2009; and (4) maximizing revenue while controlling promotional activity and reducing expenses to deliver better than expected non-GAAP diluted earnings per share of $0.31. We believe the successful execution of all of these initiatives once again demonstrates the operational flexibility and marketing strength of our multi-channel business model – particularly in these difficult economic times.”

Mr. Lester continued, “As we look forward to 2009, we are focused on five key initiatives: (1) capturing market share by evolving our merchandise assortment and placing a greater emphasis on opening price points and the ‘value’ proposition; (2) delivering superior customer service in an environment where it is very difficult to find; (3) taking our catalog circulation optimization initiative to the next level through enhanced capabilities in direct marketing and e-commerce; (4) driving efficiencies in our worldwide supply chain – particularly in the areas of furniture sourcing and returns, replacements, and damages; and (5) optimizing cash flow through aggressive inventory management, lower capital spending, and the re-negotiation of retail lease commitments where possible. We believe all of these initiatives will continue to improve our competitive positioning and allow us to emerge stronger when these economic headwinds subside.”

“The guidance we are outlining below represents a ‘snapshot’ of how we believe 2009 will look if the top-line trends that we are seeing today continue and if we deliver against the initiatives that I have just described. We are not intending to signal any type of insight into which direction the economy is headed – but only that if our trends continue as they are today; this is how we would expect the year to unfold.”

Retail net revenues in Q4 08 decreased 24.2% to $641 million versus $847 million in Q4 07. On a comparable 13-week to 13-week basis, retail net revenues decreased 20.1%. This decrease was driven by a 22.3% reduction in comparable store sales, partially offset by a 7.1% year-over-year increase in retail leased square footage, including 27 net new stores. All brands had declining net revenues during the quarter, led primarily by the Pottery Barn, Williams-Sonoma, and Pottery Barn Kids brands. Fourth quarter year-over-year comparable store sales by retail concept are shown in the table below.

Fourth Quarter Comparable Store* Sales Growth by Retail Concept

Retail Concept	Q4 08	Q4 07
Williams-Sonoma	<16.8%>	1.1%
Pottery Barn	<29.0%>	<1.5%>
Pottery Barn Kids	<24.9%>	<2.4%>
Outlets	<16.7%>	4.4%
Total	<22.3%>	<0.1%>

*	See the company’s 10-K and 10-Q public filings for the definition of comparable stores.

Direct-to-customer net revenues in Q4 08 decreased 30.5% to $367 million versus $528 million in Q4 07. On a comparable 13-week to 13-week basis, direct-to-customer net revenues decreased 25.5%. All brands had declining net revenues during the quarter, led primarily by the Pottery Barn, Pottery Barn Kids and Williams-Sonoma brands. Internet revenues in Q4 08 decreased 27.1% to $269 million versus $369 million in Q4 07. On a comparable 13-week to 13-week basis, Internet revenues decreased 21.9%.

Gross margin expressed as a percentage of net revenues in Q4 08 was 33.7% versus 41.6% of net revenues in Q4 07. Excluding the 20 basis point impact related to our infrastructure cost reduction program (see Note 5 in Exhibit 1), non-GAAP gross margin expressed as a percentage of net revenues in Q4 08 was 33.9%. This 770 basis point decrease was driven by an increase in cost of merchandise (including the impact of increased markdowns), the deleverage of fixed occupancy expenses primarily due to declining sales and an increase in inventory related reserves, partially offset by favorable inventory shrinkage and replacement and damages expense.

Selling, general and administrative (“SG&A”) expenses in Q4 08 were $320 million or 31.8% of net revenues versus $375 million or 27.3% of net revenues in Q4 07. Excluding the 300 basis point impact from the asset impairment charge for underperforming retail stores and our infrastructure cost reduction program (see Notes 4 and 5 in Exhibit 1), non-GAAP SG&A expenses in Q4 08 were 28.8% of net revenues. This 150 basis point increase was primarily driven by the deleverage of employment and total advertising costs, primarily due to declining sales, partially offset by reductions in other general expenses.

FY 08 RESULTS

Net revenues in FY 08 decreased 14.8% to $3.361 billion versus $3.945 billion in FY 07. On a comparable 52-week to 52-week basis, net revenues decreased 13.2%, including a comparable store sales decrease of 17.2%.

Diluted earnings per share (“EPS”) in FY 08 on a GAAP and non-GAAP basis are reconciled in the table below:

Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes 1 through 6)

	FY 08 ACT	FY 07 ACT	% YOY <Decrease>
GAAP Diluted EPS	$0.28	$1.76	<84.1%>
Benefit of Early Lease Termination Payment (Note 1)	<$0.05>	-	-
Gain on Sale of Corporate Aircraft (Note 2)	<$0.09>	-	-
Benefit Associated with Reversal of Performance-Based Stock Compensation Expense (Note 3)	<$0.06>	-	-
Impact of Asset Impairment Charge for Underperforming Retail Stores (Note 4)	$0.20	-	-
Impact of Severance and Lease Termination Costs Associated with our Infrastructure Cost Reduction Program (Note 5)	$0.08	-	-
Subtotal of Unusual Business Events*	$0.07	-	-
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 6)*	$0.35	$1.76	<80.1%>

*	Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

Retail net revenues in FY 08 decreased 14.0% to $1.962 billion versus $2.281 billion in FY 07. On a comparable 52-week to 52-week basis, retail net revenues decreased 12.7%. This decrease was driven by a 17.2% decrease in comparable store sales, partially offset by a 7.1% year-over-year increase in retail leased square footage, including 27 net new stores. Net revenue decreases were led by the Pottery Barn, Williams-Sonoma and Pottery Barn Kids brands, partially offset by an increase in the West Elm brand. Fiscal year-over-year comparable store sales by retail concept are shown in the table below.

Fiscal Year Comparable Store* Sales Growth by Retail Concept

Retail Concept	FY 08	FY 07
Williams-Sonoma	<11.4%>	0.7%
Pottery Barn	<21.8%>	<0.3%>
Pottery Barn Kids	<17.8%>	<1.5%>
Outlets	<17.1%>	5.8%
Total	<17.2%>	0.3%

*	See the company’s 10-K and 10-Q public filings for the definition of comparable stores.

Direct-to-customer net revenues in FY 08 decreased 15.9% to $1.399 billion versus $1.664 billion in FY 07. On a comparable 52-week to 52-week basis, direct-to-customer net revenues decreased 13.8%. This decrease was primarily driven by declining net revenues in the Pottery Barn and Pottery Barn Kids brands. All brands except

PBteen had declining net revenues during the year. Internet revenues in FY 08 decreased 6.4% to $1.033 billion versus $1.104 billion in FY 07. On a comparable 52-week to 52-week basis, Internet revenues decreased 4.2%.

Gross margin expressed as a percentage of net revenues in FY 08 was 33.8% versus 38.9% of net revenues in FY 07. Excluding the 10 basis point impact of unusual business events (see Notes 1 and 5 in Exhibit 1), non-GAAP gross margin expressed as a percentage of net revenues in FY 08 was 33.9%. This 500 basis point decrease was driven by the deleverage of fixed occupancy expenses primarily due to declining sales and an increase in cost of merchandise (including the impact of greater markdowns) and an increase in inventory related reserves of approximately $11 million, partially offset by favorable replacement and damages expense.

SG&A expenses in FY 08 were $1.093 billion or 32.5% of net revenues versus $1.223 billion or 31.0% of net revenues in FY 07. Excluding the 20 basis point net impact related to unusual business events (see Notes 1 through 5 in Exhibit 1), non-GAAP SG&A expenses in FY 08 were 32.3% of net revenues. This 130 basis point increase was primarily driven by deleverage of our employment and advertising costs due to declining sales, partially offset by reductions in other general expenses.

The effective income tax rate in FY 08 was 28.4% versus 38.1% in FY 07. This decrease in the effective annual income tax rate was primarily driven by certain favorable income tax resolutions during FY 08.

CASH DIVIDEND

As announced in a separate press release this morning, our Board of Directors has declared a quarterly cash dividend of $0.12 per common share. The aggregate quarterly dividend is estimated at approximately $12.7 million based upon the current number of common shares outstanding. The indicated annual cash dividend, subject to capital availability, is $0.48 per common share, or approximately $51.0 million, in FY 09 based on the current number of common shares outstanding.

Howard Lester, Chairman and Chief Executive Officer, commented, “Despite the challenges of the current macroeconomic environment, we continue to be highly confident in our multi-channel business model and the flexibility it can provide in rapidly changing times. As such, we are pleased to announce today that it is our intent to maintain our dividend at its current quarterly level of $0.12 per share for the balance of the year, to the extent that there are no significant changes to our business plan and our operating results are within the ranges of the financial guidance we provided today.”

FY 09 FINANCIAL GUIDANCE

•	Net Revenue

Net Revenue Guidance by Quarter (all amounts in millions, except percentages)

	Q1 09 GUID	Q2 09 GUID	Q3 09 GUID	Q4 09 GUID	FY 09 GUID
Retail Revenue	$360 - $370	$400 - $415	$385 - $405	$580 - $610	$1,725 - $1,800
Direct-to-Customer Revenue	$240 - $255	$250 - $260	$265 - $285	$320 - $350	$1,075 - $1,150
Total Net Revenues	$600 - $625	$650 - $675	$650 - $690	$900 - $960	$2,800 - $2,950
% Variance vs. FY 08	<20> - <23>%	<18> - <21>%	<8> - <14>%	<5> - <11>%	<12> - <17>%
Comparable Store Sales*	<22> - <25>%	<16> - <19>%	<8> - <13>%	<6> - <11>%	<12> - <16>%
LSF Growth % Increase	6.5 - 7.5%	4.0 - 5.0%	1.5 - 2.5%	0.5 - 1.5%	0.5 - 1.5%
Catalog Circ % Decline	<16> - <17>%	<23> - <25>%	<27> - <29>%	<16> - <18>%	<19> - <21>%

*	See the company’s 10-K and 10-Q public filings for the definition of comparable stores.

Store Opening and Closing Guidance by Retail Concept

	Q4 08 ACT	Q1 09 GUID			Q2 09 GUID			FY 09 GUID
Concept	Total	Open	Close	End	Open	Close	End	Open	Close	End
Williams-Sonoma	264	1	<2>	263	2	<1>	264	3	<4> *	263
Pottery Barn	204	1	<2>	203	1	0	204	5	<7> *	202
Pottery Barn Kids	95	2	<2>	95	0	<1>	94	2	<3> *	94
West Elm	36	3	0	39	0	0	39	4	0	40
Williams-Sonoma Home	10	1	0	11	0	0	11	1	0	11
Outlets	18	0	0	18	0	0	18	0	0	18
Total	627	8	<6>	629	3	<2>	630	15	<14>	628

*	FY 09 total store opening and closing numbers for Williams-Sonoma, Pottery Barn and Pottery Barn Kids include 2 stores, 4 stores and 1 store, respectively, for temporary closures due to remodeling. Remodeled stores are defined as those stores temporarily closed and subsequently reopened due to square footage expansion, store modification, or relocation.

•	Gross Margin

Gross Margin as a Percentage of Net Revenues for Q1, Q2 and Fiscal Year

	Q1		Q2		FY
	09 GUID	08 ACT	09 GUID	08 ACT	09 GUID	08 ACT
GAAP	28.8% - 29.6%	35.3%	29.4% - 30.2%	34.0%	31.4% - 32.1%	33.8%
Non-GAAP*	28.8% - 29.6%	35.5%	29.4% - 30.2%	34.0%	31.4% - 32.1%	33.9%

*	The non-GAAP gross margin percentages above exclude the impact of unusual business events of 20 basis points in Q1 08 and 10 basis points in FY 08. See Notes 1 and 5 in Exhibit 1.

•	Selling, General & Administrative Expenses

SG&A Expenses as a Percentage of Net Revenues for Q1, Q2 and Fiscal Year

	Q1		Q2		FY
	09 GUID	08 ACT	09 GUID	08 ACT	09 GUID	08 ACT
GAAP	34.9% - 35.5%	33.2%	32.3% - 32.9%	30.9%	31.8% - 32.2%	32.5%
Non-GAAP*	34.9% - 35.5%	34.3%	32.3% - 32.9%	32.7%	31.8% - 32.2%	32.3%

*	The non-GAAP SG&A percentages above exclude the net benefit of unusual business events of 110 basis points in Q1 08 and 180 basis points in Q2 08, and the net impact of unusual business events of 20 basis points in FY 08. See Notes 1 through 5 in Exhibit 1.

•	Interest <Income>/Expense

Interest <Income>/Expense (in millions) for Q1, Q2 and Fiscal Year

	Q1		Q2		FY
	09 GUID	08 ACT	09 GUID	08 ACT	09 GUID	08 ACT
Interest <Income>/Expense	$0.0 - $0.5	<$0.2>	$0.0 - $0.5	$0.2	$1.0 - $2.0	$0.2

•	Income Taxes

❑	The income tax rate in FY 09 is projected to be in the range of 35% to 41%. This compares to an income tax rate in FY 08 of 28.4%. Throughout the year, we expect that there could be ongoing variability in our quarterly tax rates as lower levels of earnings or losses can increase the volatility of our tax rate. Additionally, our quarterly tax rate may continue to experience ongoing variability as taxable events occur and exposures are re-evaluated.

•	Diluted Earnings/<Loss> Per Share

❑	See Exhibit 1 for quarterly and FY 09 diluted EPS guidance and a reconciliation of FY 08 GAAP to non-GAAP diluted EPS, which includes and excludes the impact of FY 08 unusual business events.

•	Working Capital and Cash Flow

Working Capital and Cash Flow Drivers (in millions) for Q1, Q2 and Fiscal Year

	Q1		Q2		FY
	09 GUID	08 ACT	09 GUID	08 ACT	09 GUID	08 ACT
Merchandise Inventories	$570 - $600	$714	$530 - $570	$657	$480 - $510	$573
Depreciation and Amortization	$36 - $37	$37	$36 - $37	$37	$144 - $148	$148
Amortization of DLI	$7 - $8	$8	$7 - $8	$8	$29 - $30	$31

❑	Capital spending in FY 09 is projected to be in the range of $90 to $100 million, compared to capital spending of $192 million in FY 08.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, March 24, 2009, at 7:00 A.M. (PT). The call, hosted by Howard Lester, Chairman and Chief Executive Officer, will be open to the general public via a live webcast and can be accessed through the Internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP gross margin percentages, non-GAAP SG&A percentages and non-GAAP diluted EPS. These non-GAAP financial measures exclude the benefits of the early lease termination payment; the gain on our sale of a corporate aircraft; the reversal of performance-based stock compensation expense; and the impacts of asset impairment charges for underperforming retail stores and severance and lease termination costs associated with our infrastructure cost reduction program in FY 08. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 08 diluted earnings per share actual results and guidance on a comparable basis with our quarterly and FY 07 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to our future financial guidance and results, FY 09 cost savings arising from our infrastructure cost reduction program, our five key initiatives in FY 09, improvements to our competitive positioning, our strength when the economic headwinds subside, and our cash dividend, including our intent to maintain our dividend at its current quarterly level for the balance of the year.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include accounting adjustments as we close our books for Q4 08 and as audited year-end financial statements are prepared; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 3, 2008 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing six distinct merchandise strategies — Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, West Elm and Williams-Sonoma Home — are marketed through 627 stores, seven direct mail catalogs and six e-commerce websites.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	February 1, 2009	February 3, 2008
Assets
Current assets
Cash and cash equivalents	$148,822	$118,950
Accounts receivable - net	37,405	48,052
Merchandise inventories - net	572,899	693,661
Prepaid catalog expenses	36,424	54,907
Prepaid expenses	45,354	32,276
Deferred income taxes	90,349	91,843
Other assets	9,420	10,086

Total current assets	940,673	1,049,775
Property and equipment - net	942,219	981,075
Non-current deferred income taxes	36,555	44,997
Other assets - net	16,017	18,007

Total assets	$1,935,464	$2,093,854

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$162,362	$197,561
Accrued salaries, benefits, and other	75,732	95,383
Customer deposits	192,209	201,743
Income taxes payable	112	83,984
Current portion of long-term debt	14,702	14,734
Other liabilities	15,620	18,129

Total current liabilities	460,737	611,534
Deferred rent and lease incentives	264,672	247,836
Long-term debt	10,259	11,238
Other long-term obligations	51,812	57,523

Total liabilities	787,480	928,131
Shareholders’ equity	1,147,984	1,165,723

Total liabilities and shareholders’ equity	$1,935,464	$2,093,854

	Store Count					Average Leased Square Footage Per Store
Retail Concept	November 2, 2008	Openings	Closings	February 1, 2009	February 3, 2008	February 1, 2009	February 3, 2008
Williams-Sonoma	264	-	-	264	256	6,300	6,100
Pottery Barn	204	2	(2)	204	198	12,900	12,500
Pottery Barn Kids	94	2	(1)	95	94	7,900	7,900
West Elm	36	-	-	36	27	17,100	18,200
Williams-Sonoma Home	10	-	-	10	9	13,300	14,300
Outlets	18	-	-	18	16	20,300	20,500

Total	626	4	(3)	627	600	9,800	9,600

	Total Store Square Footage
	November 2, 2008	February 1, 2009	February 3, 2008
Total store selling square footage	3,811,000	3,828,000	3,575,000
Total store leased square footage	6,118,000	6,148,000	5,739,000

WILLIAMS-SONOMA, INC.

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

THIRTEEN WEEKS ENDED FEBRUARY 1, 2009 AND FOURTEEN WEEKS ENDED FEBRUARY 3, 2008

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	FOURTH QUARTER
	2008		2007
	(13 Weeks)		(14 Weeks)
	$	% of Revenues	$	% of Revenues

Retail revenues	$641,316	63.6%	$846,584	61.6%
Direct-to-customer revenues	366,699	36.4	527,771	38.4

Net revenues	1,008,015	100.0	1,374,355	100.0

Total cost of goods sold	668,389	66.3	802,530	58.4

Gross margin	339,626	33.7	571,825	41.6
Selling, general and administrative expenses	320,401	31.8	374,606	27.3

Earnings from operations	19,225	1.9	197,219	14.3
Interest (income) expense - net	31	-	(667)	0.1

Earnings before income taxes	19,194	1.9	197,886	14.4
Income taxes	7,003	0.7	73,322	5.3

Net earnings	$12,191	1.2%	$124,564	9.1%

Earnings per share:
Basic	$0.12		$1.17
Diluted	$0.12		$1.15
Shares used in calculation of earnings per share:
Basic	105,664		106,244
Diluted	105,862		108,130

WILLIAMS-SONOMA, INC.

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

FIFTY-TWO WEEKS ENDED FEBRUARY 1, 2009 AND FIFTY-THREE WEEKS ENDED FEBRUARY 3, 2008

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	YEAR-TO-DATE
	2008		2007
	(52 Weeks)		(53 Weeks)
	$	% of Revenues	$	% of Revenues

Retail revenues	$1,962,498	58.4%	$2,281,218	57.8%
Direct-to-customer revenues	1,398,974	41.6	1,663,716	42.2

Net revenues	3,361,472	100.0	3,944,934	100.0

Total cost of goods sold	2,226,300	66.2	2,408,963	61.1

Gross margin	1,135,172	33.8	1,535,971	38.9
Selling, general and administrative expenses	1,093,019	32.5	1,222,573	31.0

Earnings from operations	42,153	1.3	313,398	7.9
Interest (income) expense - net	200	-	(2,942)	0.1

Earnings before income taxes	41,953	1.2	316,340	8.0
Income taxes	11,929	0.4	120,583	3.1

Net earnings	$30,024	0.9%	$195,757	5.0%

Earnings per share:
Basic	$0.28		$1.79
Diluted	$0.28		$1.76
Shares used in calculation of earnings per share:
Basic	105,530		109,273
Diluted	106,880		111,447

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FIFTY-TWO WEEKS ENDED FEBRUARY 1, 2009 AND FIFTY-THREE WEEKS ENDED FEBRUARY 3, 2008

(DOLLARS IN THOUSANDS)

	YEAR-TO-DATE
	2008	2007
	(52 Weeks)	(53 Weeks)
Cash flows from operating activities
Net earnings	$30,024	$195,757
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	148,083	140,701
Loss on disposal/impairment of assets	39,317	4,700
Gain on sale of asset	(16,115)	-
Amortization of deferred lease incentives	(31,266)	(29,400)
Deferred income taxes	5,107	(31,951)
Tax benefit from exercise of stock-based compensation	1,059	3,922
Stock-based compensation expense	12,131	26,812
Other	(416)	-
Changes in:
Accounts receivable	9,579	2,091
Merchandise inventories	118,679	(81,469)
Prepaid catalog expenses	18,483	4,702
Prepaid expenses and other assets	(8,578)	(8,161)
Accounts payable	(27,532)	(30,068)
Accrued salaries, benefits and other current and long term liabilities	(24,361)	5,945
Customer deposits	(8,644)	13,458
Deferred rent and lease incentives	49,619	37,675
Income taxes payable	(85,006)	(9,175)

Net cash provided by operating activities	230,163	245,539

Cash flows from investing activities:
Purchases of property and equipment	(191,789)	(212,024)
Proceeds from sale of assets	47,257	285
Proceeds from software developer reimbursement	-	14,770
Proceeds from insurance reimbursement	632	-
Other	(139)	(281)

Net cash used in investing activities	(144,039)	(197,250)

Cash flows from financing activities:
Borrowings under line of credit	195,800	189,000
Repayments of borrowings under line of credit	(195,800)	(189,000)
Repayments of long-term obligations	(1,617)	(2,703)
Net proceeds from exercise of stock options	461	28,362
Excess tax benefit from exercise of stock-based compensation	1,034	5,100
Payment of dividends	(50,518)	(48,863)
Credit facility costs	(1,520)	-
Repurchase of common stock	-	(190,378)

Net cash used in financing activities	(52,160)	(208,482)

Effect of exchange rates on cash and cash equivalents	(4,092)	3,714
Net increase (decrease) in cash and cash equivalents	29,872	(156,479)
Cash and cash equivalents at beginning of year	118,950	275,429

Cash and cash equivalents at end of year	$148,822	$118,950

Exhibit 1

Reconciliation of 2009 and 2008 GAAP to Non-GAAP Diluted Earnings/<Loss> Per Share

(Totals Rounded to the Nearest Cent Per Diluted Share)

	Q1 09 GUID (13 Weeks)	Q2 09 GUID (13 Weeks)	Q3 09 GUID (13 Weeks)	Q4 09 GUID (13 Weeks)	FY 09 GUID* (52 Weeks)
2009 GAAP Diluted EPS*	<$0.20> - <$0.23>	<$0.08> - <$0.14>	<$0.02> - <$0.08>	$0.27 - $0.36	<$0.15> - $0.05

	Q1 08 ACT (13 Weeks)	Q2 08 ACT (13 Weeks)	Q3 08 ACT (13 Weeks)	Q4 08 ACT (13 Weeks)	FY 08 ACT** (52 Weeks)
2008 GAAP Diluted EPS**	$0.10	$0.17	<$0.10>	$0.12	$0.28
Benefit of Early Lease Termination Payment (Note 1)	<$0.05>	-	-	-	<$0.05>
Gain on Sale of Corporate Aircraft (Note 2)	-	<$0.09>	-	-	<$0.09>
Benefit Associated with Reversal of Performance-Based Stock Compensation Expense (Note 3)	-	-	<$0.06>	-	<$0.06>
Impact of Asset Impairment Charge for Underperforming Retail Stores (Note 4)	$0.00	$0.01	$0.07	$0.12	$0.20
Impact of Severance and Lease Termination Costs Associated with our Infrastructure Cost Reduction Program (Note 5)	-	-	-	$0.08	$0.08
Subtotal of Unusual Business Events**	<$0.05>	<$0.08>	$0.01	$0.19	$0.07
2008 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 6)**	$0.05	$0.09	<$0.10>	$0.31	$0.35

	Q1 07 ACT (13 Weeks)	Q2 07 ACT (13 Weeks)	Q3 07 ACT (13 Weeks)	Q4 07 ACT (14 Weeks)	FY 07 ACT*** (53 Weeks)
2007 GAAP Diluted EPS***	$0.16	$0.23	$0.25	$1.15	$1.76

* Quarterly diluted EPS guidance amounts will vary within the ranges above. Therefore, the respective high and low guidance estimates for the quarters should not be added together to derive an estimate for the fiscal year.

** Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

*** Due to the effect that the timing of share repurchases had on the quarterly and year-to-date weighted average share count calculations, and the effect of rounding to the nearest cent per diluted share for the quarterly and year-to-date diluted EPS calculations, the year-to-date calculation of GAAP diluted EPS in FY 07 is $0.03 less than the sum of the diluted EPS by quarter.

Note 1:	Early Lease Termination Payment – During Q1 08, we received an incentive payment from a landlord to compensate the company for terminating a store lease prior to its expiration, which resulted in a net benefit to Q1 08 earnings of approximately $0.05 per diluted share. This resulted in a 20 basis point impact to gross margin and a 120 basis point benefit to SG&A expenses. On an annual basis this amounts to a zero basis point impact to gross margin and a 30 point benefit to SG&A expenses.

Note 2:	Gain on Sale of Corporate Aircraft – On May 16, 2008, we completed the sale of a corporate aircraft to an unrelated third party purchaser. The sale resulted in a gain of approximately $0.09 per diluted share and was recorded within SG&A Expenses. Details of the transaction are disclosed in our Form 8-K filed with the SEC on May 22, 2008. This resulted in a 200 basis point benefit to SG&A expenses. On an annual basis this amounts to a 50 basis point benefit to SG&A expenses.

Note 3:	Reversal of Performance-Based Stock Compensation Expense – During Q3 08, our SG&A Expenses included an approximate $11 million or $0.06 per diluted share benefit associated with the reversal of performance-based stock compensation expense, as discussed in our Form 8-K filed with the SEC on October 29, 2008. This resulted in a 140 basis point benefit to SG&A expenses. On an annual basis this amounts to a 30 basis point benefit to SG&A expenses.

Note 4:	Asset Impairment Charges for Underperforming Retail Stores – Our SG&A Expenses include an approximate $34 million or $0.20 per diluted share impact associated with asset impairment charges for underperforming retail stores. The majority of these charges were recorded during Q3 and Q4; however, smaller charges were recorded during Q1 and Q2 that were not previously discussed as non-GAAP due to materiality, but are included in the above reconciliation. This resulted in a 10, 20, 160 and 200 basis point impact to SG&A expenses in Q1, Q2, Q3 and Q4, respectively. On an annual basis this amounts to a 100 basis point impact to SG&A expenses.

Note 5:	Infrastructure Cost Reduction Program – On January 21, 2009, we announced a series of actions completed during Q4 08 to reduce our FY 09 fixed and semi-fixed overhead costs by approximately $75 million. These actions included an 18% reduction in company-wide full-time headcount (approximately 1,400 positions), the closure of our Camp Hill, PA call center, and the closure of a 500,000 square foot distribution facility. The Q4 08 charges associated with these actions totaled approximately $13 million or $0.08 per diluted share. Lease termination charges of approximately $2 million are included in cost of good sold and the remainder, principally severance, is included in SG&A expenses. This resulted in a 20 basis point impact to gross margin and a 100 basis point impact to SG&A expenses. On an annual basis this amounts to a 10 basis point impact to gross margin and a 30 basis point impact to SG&A expenses.

Note 6:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, 2008 Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 08 diluted EPS actual results on a comparable basis with our 2007 quarterly and fiscal year results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.